Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-224938) of Summit Therapeutics plc of our report dated March 27, 2019 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Reading, UK
March 29, 2019